Exhibit 99.1
                      BJ's Restaurants, Inc. Reports Strong
            Financial Results for the Fourth Quarter of Fiscal 2005


    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Feb. 23, 2006--BJ's Restaurants, Inc. (NASDAQ:BJRI) today reported strong financial results for the fourth quarter and fiscal year ended January 3, 2006. Highlights for the 13-week fourth quarter of 2005 compared to the 14-week fourth quarter of 2004 were as follows:

    --  Revenues increased 30% to $49.3 million

    --  Comparable restaurant sales increased 5.3%

    --  Net income increased 80% to $2.3 million

    --  Diluted net income per share increased 67% to $0.10

    Highlights for the 52-week fiscal year ended January 3, 2006 compared to the 53-week fiscal year ended January 2, 2005 were as follows:

    --  Revenues increased 38% to $178.2 million

    --  Comparable restaurant sales increased 4.6%

    --  Net income increased 33% to $8.4 million

    -- Net income of $8.4 million increased 65% excluding the one-time gain from the disposal of the Company's former
        Pietro's Restaurants in fiscal 2004

    --  Diluted net income per share increased 20% to $0.36

    -- Diluted net income of $0.36 per share increased 44% excluding the one-time gain from the disposal of the Company's former Pietro's Restaurants in fiscal 2004

    "Our management team was very pleased with our financial results for the fourth quarter," commented Jerry Deitchle, President and CEO. "Comparable restaurant sales increased 5.3% during the quarter, which represented our 37th consecutive quarter of positive comparisons on that measure since our 1996 IPO. We were also pleased with the sales of our comparable restaurants located outside of our core market of California, which collectively achieved a sales increase of 7.8% during the quarter. Our Company also achieved record levels of new restaurant openings, revenues, net income and diluted net income per share during 2005. We continue to have solid confidence in our ability to continue executing our growth plan during the upcoming year in a carefully controlled and profitable manner."
    Three new BJ's Restaurants were opened during the fourth quarter of 2005 (San Bruno, CA; San Mateo, CA and Sugar Land, TX), bringing the total number of new restaurant openings during fiscal 2005 to nine. "We successfully achieved our stated goal at the beginning of 2005 to open as many as eight to nine new restaurants during the year," said Deitchle. "Sales volumes for substantially all of our 2005 openings have continued stronger than we initially expected."
    The Company's primary growth goal for 2006 is to achieve a 20%-25% increase in total restaurant operating weeks compared to 2005. "During 2006, we currently plan to open as many as 11 new restaurants, of which one has already opened and five more are currently under construction," commented Deitchle. "Additionally, we already have three signed leases and 11 signed letters of intent on hand for potential 2007 and 2008 openings, thanks to the hard work of our outstanding development team led by Greg Lynds. We are very pleased with the quality of all of our potential new restaurant locations."
    During fiscal 2005, the Company's operating margin expanded approximately 130 basis points to 6.2%, excluding the impact of the one-time gain from the disposal of the Company's former Pietro's Restaurants in fiscal 2004. Including this one-time gain, the operating margin expanded 10 basis points from 6.1% to 6.2%. "There is clearly room for further, gradual improvement in our operating margin over time," said Deitchle. "During fiscal 2006, we plan to install a streamlined kitchen display system (KDS), a powerful web-based labor scheduling and analysis system, and a new theoretical food cost system in substantially all of our restaurants. These state-of-the-art toolsets should provide our restaurant operators with a greater ability to process our business in a more productive and efficient manner, while simultaneously improving the quality and consistency of the BJ's dining experience for our guests."
    The results for both the fourth quarter and fiscal year ended January 3, 2006 and January 2, 2005 include the reclassification of certain non-food related costs from cost of sales to operating and occupancy expenses, and the reclassification of managers-in-training salaries from restaurant labor to general and administrative expenses. The reclassifications were made to conform to the prevalent practice in the casual dining industry for these costs and do not affect income from operations, net income or net income per share.
    Beginning with the first quarter of 2006, the Company will adopt FASB Staff Position (FSP) 13-1, "Accounting for Rental Costs Incurred During Construction" which was issued by the Financial Accounting Standards Board on October 6, 2005. Under FSP 13-1, the Company will be required to expense non-cash rent during the construction period for its new restaurants. The typical BJ's restaurant takes approximately four months to construct, once the site has been made available. Accordingly, the Company anticipates that its adoption of FSP 13-1 will result in an increase in preopening costs per restaurant in the range of $50,000 to $60,000. However, these costs could vary from restaurant to restaurant, depending on the length of the actual construction period as a result of obtaining permits, weather and other issues that may be beyond the Company's control, as well as the specific terms of each restaurant's lease.
    Additionally, beginning with the first quarter of 2006, the Company is required to expense stock-based compensation in accordance with FASB 123R, "Share-Based Payment." Excluding any prospective equity award grants in 2006, equity-based compensation expense is currently estimated to approximate $1.5 million, net of taxes, or $0.06 per diluted share during 2006.

    Investor Conference Call and Webcast

    BJ's Restaurants, Inc. will conduct a conference call on its fourth quarter earnings release today, February 23, 2006, at 2:00 p.m. (Pacific). The Company will provide an online Internet simulcast, as well as a replay, of the conference call. The link to the simulcast and rebroadcast can be found on the Company's website at www.bjsrestaurants.com. The rebroadcast will be available following the live broadcast and continue for 30 days.

    BJ's Restaurants, Inc. currently owns and operates 45 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates eleven microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (31), Texas (6), Arizona (3), Oregon (3), Colorado (1) and Nevada (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

    This press release may contain non-GAAP financial information. Management believes that the presentation of non-GAAP information may provide useful information to investors because the Company understands that some investors consider it useful in evaluating the performance of the Company's core business. Management also uses this non-GAAP information, along with the GAAP information, in evaluating the performance of the Company's core business. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 31 of our current 45 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
    Further information concerning the Company's results of operations for the fourth quarter and fiscal year 2005 will be provided in the Company's Form 10-K filing, to be filed with the Securities and Exchange Commission by March 20, 2006.


            Selected Unaudited Consolidated Financial Data
           (Dollars in thousands except for per share data)

                                       -------------------------------
                                        13-Weeks Ended  14-Weeks Ended
                                          January 3,      January 2,
Statement of Income Data:                   2006            2005
                                       --------------- ---------------

Revenues                               $49,254  100.0% $37,890  100.0%
Costs and expenses:
Cost of sales                           12,788   26.0    9,631   25.4
Labor and benefits                      17,589   35.7   13,461   35.5
Operating and occupancy expenses         9,473   19.2    7,197   19.0
General and administrative               3,736    7.6    3,898   10.3
Depreciation and amortization            2,082    4.2    1,578    4.2
Restaurant opening expense                 517    1.0    1,105    2.9
Gain from sale of Pietro's restaurants       -      -        -      -
                                       -------- ------ -------- ------
Total cost and expenses                 46,185   93.7   36,870   97.3
                                       -------- ------ -------- ------
        Income from operations           3,069    6.3    1,020    2.7

Other income:
Interest income, net                       357    0.7       87    0.2
Other income, net                           25    0.1        9    0.0
                                       -------- ------ -------- ------
Total other income                         382    0.8       96    0.2
                                       -------- ------ -------- ------
        Income before income tax
         expense                         3,451    7.1    1,116    2.9

Income tax expense                       1,136    2.3     (167)  (0.4)
                                       -------- ------ -------- ------

        Net income                      $2,315    4.8%  $1,283    3.3%
                                       ======== ====== ======== ======

Net income per share:
     Basic                               $0.10           $0.07
     Diluted                             $0.10           $0.06

Weighted average number of shares
 outstanding:
     Basic                              22,738          19,498
     Diluted                            24,057          20,574

                                     ---------------------------------
                                      52-Weeks Ended   53-Weeks Ended
                                        January 3,       January 2,
Statement of Income Data:                2006 (1)          2005
                                     ---------------- ----------------

Revenues                             $178,210  100.0% $129,049  100.0%
Costs and expenses:
Cost of sales                          45,458   25.5    32,193   24.9
Labor and benefits                     63,867   35.8    45,775   35.5
Operating and occupancy expenses       33,987   19.1    25,242   19.6
General and administrative             13,290    7.5    11,365    8.8
Depreciation and amortization           6,984    3.9     5,249    4.1
Restaurant opening expense              3,520    2.0     2,918    2.3
Gain from sale of Pietro's
 restaurants                                -      -    (1,658)  (1.3)
                                     --------- ------ --------- ------
Total cost and expenses               167,106   93.8   121,084   93.9
                                     --------- ------ --------- ------
        Income from operations         11,104    6.2     7,965    6.1

Other income:
Interest income, net                    1,119    0.6       421    0.3
Other income, net                         149    0.1       165    0.1
                                     --------- ------ --------- ------
Total other income                      1,268    0.7       586    0.4
                                     --------- ------ --------- ------
        Income before income tax
         expense                       12,372    6.9     8,551    6.5

Income tax expense                      4,021    2.3     2,286    1.8
                                     --------- ------ --------- ------

        Net income                     $8,351    4.6%   $6,265    4.7%
                                     ========= ====== ========= ======

Net income per share:
     Basic                              $0.38            $0.32
     Diluted                            $0.36            $0.30

Weighted average number of shares
 outstanding:
     Basic                             22,134           19,498
     Diluted                           23,381           20,570

(1) The Company changed its fiscal week-end from Sunday to Tuesday effective its third quarter ending October 4, 2005. This change resulted in two additional days of operations in the third quarter; therefore fiscal year 2005 includes two additional days of operations.


                  Selected Balance Sheet Information
                        (Dollars in thousands)

                                                 January 3, January 2,
                                                   2006       2005
Balance Sheet Data (end of period):             (Unaudited) (Audited)
                                                ----------- ----------

Cash, cash equivalents and short-term
 investments                                       $49,847    $19,541

Total assets                                      $163,958   $100,866

Total long-term debt, including current portion         $-         $-

Shareholders' equity                              $129,899    $78,780



Supplemental Information (1)

                          --------------------------------------------
                           13-Weeks   14-Weeks   52-Weeks   53-Weeks
                             Ended      Ended      Ended      Ended
                           January 3, January 2, January 3, January 2,
                             2006       2005       2006       2005
                          --------------------------------------------

Comparable restaurant
 sales % change                  5.3%       1.1%       4.6%       3.8%
Restaurants opened during
 period                            3          3          9          7
Restaurants open at
 period-end                       44         36         44         36
Restaurant operating weeks       568        489      2,062      1,722

(1)  excludes the one licensed restaurant


Supplemental Information (2)

The following reconciliation is provided to assist readers with an understanding of the reclassifications made between cost of sales and operating and occupancy expenses for certain non-food related items and the reclassification of manager-in-training salaries between restaurant labor and general and administrative expenses:

Fiscal 2005 Quarters
                                      Q1                   Q2
                             -------------------- --------------------
                                 As                   As
                             Previously           Previously
                              Reported   Adjusted  Reported   Adjusted
                             ----------- -------- ----------- --------
Revenues                         37,393   37,393      43,985   43,985
Cost of sales (1)                 9,835    9,356      11,834   11,257
Labor and benefits (2)           13,389   13,342      16,002   15,735
Operating and occupancy (1)       6,598    7,077       7,757    8,334
General and administrative
 (2)                              2,901    2,948       2,909    3,176
Depreciation and amortization     1,405    1,405       1,662    1,662
Restaurant opening expenses         966      966       1,138    1,138
Gain from sale of Pietro's
 restaurants                          -        -           -        -
Interest Income, net                101      101         292      292
Other Income (expense), net          50       50          70       70
Income tax expense                  784      784         984      984
Net income                        1,666    1,666       2,061    2,061

                                                           Q3
                                                  --------------------
                                                      As
                                                  Previously
                                                   Reported   Adjusted
                                                  ----------- --------
Revenues                                              47,578   47,578
Cost of sales (1)                                     12,695   12,057
Labor and benefits (2)                                17,496   17,201
Operating and occupancy (1)                            8,465    9,103
General and administrative (2)                         3,135    3,430
Depreciation and amortization                          1,835    1,835
Restaurant opening expenses                              899      899
Gain from sale of Pietro's restaurants                     -        -
Interest Income, net                                     369      369
Other Income (expense), net                                4        4
Income tax expense                                     1,117    1,117
Net income                                             2,309    2,309

Fiscal 2004 Quarters
                                      Q1                   Q2
                             -------------------- --------------------
                                 As                   As
                             Previously           Previously
                              Reported   Adjusted  Reported   Adjusted
                             ----------- -------- ----------- --------
Revenues                         28,977   28,977      29,315   29,315
Cost of sales (1)                 7,409    7,040       7,624    7,259
Labor and benefits (2)           10,576   10,527      10,185   10,041
Operating and occupancy (1)       5,323    5,692       5,405    5,770
General and administrative
 (2)                              2,520    2,569       2,213    2,357
Depreciation and amortization     1,158    1,158       1,183    1,183
Restaurant opening expenses         239      239         770      770
Gain from sale of Pietro's
 restaurants                     (1,658)  (1,658)          -        -
Interest Income, net                103      103         121      121
Other Income (expense), net          85       85          29       29
Income tax expense                1,222    1,222         682      682
Net income                        2,376    2,376       1,403    1,403

                                      Q3                   Q4
                             -------------------- --------------------
                                 As                   As
                             Previously           Previously
                              Reported   Adjusted  Reported   Adjusted
                             ----------- -------- ----------- --------
Revenues                         32,867   32,867      37,890   37,890
Cost of sales (1)                 8,668    8,263      10,118    9,631
Labor and benefits (2)           11,813   11,746      13,756   13,461
Operating and occupancy (1)       6,178    6,583       6,710    7,197
General and administrative
 (2)                              2,474    2,541       3,603    3,898
Depreciation and amortization     1,330    1,330       1,578    1,578
Restaurant opening expenses         804      804       1,105    1,105
Gain from sale of Pietro's
 restaurants                          -        -           -        -
Interest Income, net                110      110          87       87
Other Income (expense), net          42       42           9        9
Income tax expense                  549      549        (167)    (167)
Net income                        1,203    1,203       1,283    1,283

(1) The change is due to the reclassification of non-food related costs from restaurant cost of sales to restaurant operating and occupancy expenses to better conform to casual dining industry practices

(2) The change is due to the reclassification of manager-in-training salaries from restaurant labor and benefits to general and administrative costs to better conform to casual dining industry practices




    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-848-3747, ext. 240